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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):August 24, 2000

                            GREKA Energy Corporation
             (Exact name of registrant as specified in its charter)

Colorado                            0-20760                 84-1091986
(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)            Identification No.)



630 Fifth Avenue, Suite 1501, New York, NY                      10111
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (212) 218-4680


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Item 5.   Other Events.

         On August 24, 2000 GREKA Energy Corporation ("GREKA") announced that it had closed the sale of its Canadian subsidiary, Beaver Lake Resources Corporation, resulting in GREKA disposing its Canadian operations and assets.

         In addition, on August 28, 2000 GREKA announced a comprehensive settlement agreement with Capco Resources, Ltd. and its related parties which will settle the outstanding debts and dismiss the related litigation, including a resolution of the 1,290,000 shares of GREKA common stock issued to Capco as part of the Saba acquisition.

         Of the 1,290,000 shares, GREKA will acquire from Capco 800,000 shares for an undisclosed price payable on or before October 30, 2000 resulting in the cancellation of the 800,000 shares. The balance of the GREKA shares owned by Capco will be voted by GREKA until December 31, 2002.

         The press release announcing these transactions are filed as Exhibits
99.1 and 99.2 hereto.

Item 7.   Financial Statements and Exhibits.

         (c) The following exhibits are furnished as part of this report:

                  Exhibit 99.1 Press release of Greka Energy Corporation dated
                               August 24, 2000.

                  Exhibit 99.2 Press release of Greka Energy Corporation dated
                               August 28, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2000               GREKA ENERGY CORPORATION


                                      By: /s/ Randeep S. Grewal
                                         ----------------------------------
                                         Randeep S. Grewal, Chairman, Chief
                                         Executive Officer and President



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                                 EXHIBIT INDEX


Exhibit No.                       Description
-----------                       -----------

   99.1         Press release of Greka Energy Corporation dated August 24, 2000.

   99.2         Press release of Greka Energy Corporation dated August 28, 2000.